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                                                                   EXHIBIT 99.1
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PROXY                                                                      PROXY
                               Ryerson Tull, Inc.

              Proxy Solicited on Behalf of The Board of Directors

  The undersigned hereby appoints Robert J. Darnall, Neil S. Novich and George
A. Ranney, Jr., and each of them, as attorneys and proxies (with full power of substitution in each) to vote all shares of class A common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Thursday, February 25, 1999 and at any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR the merger and the Agreement and Plan of Merger, dated as of October 27, 1998, by and among Inland Steel Industries, Inc., RT Merger Sub, Inc. and the Company, and at the discretion of the proxies on any and all other business related to matters incidental to the approval of the merger as may properly come before such Special Meeting or any adjournment thereof.

                        (Please complete on other side)
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                  RYERSON TULL, INC.
              PLEASE MARK VOTE IN OVAL
              IN THE FOLLOWING MANNER
              USING DARK INK ONLY.
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                                         0
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                                      For
                                       0

                                    Against
                                       0

                                    Abstain
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                  The Board of Directors Recommends a Vote FOR
                                    Item 1.
1. The merger and the Agreement and Plan of Merger, dated as of October 27, 1998, by and among Inland Steel Industries, Inc., RT Merger Sub, Inc. and the Company.
2. In the discretion of the proxies to vote upon any and all other matters which may properly come before such special meeting or any adjournment thereof.

     Dated: _____________________________________________________________ , 1999
Signature(s)____________________________________________________________________
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Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date and return promptly.